Exhibit 10.4

Name:

No. of Options:

Grant Price:

Grant Date:

Expiration Date:

Grant Type:

Domino’s Pizza, Inc.

2004 Equity Incentive Plan

Non-Qualified Stock Option Agreement

Domino’s Pizza, Inc., a Delaware corporation (the “Company”), hereby grants this non-qualified stock option (the “Stock Option”) to the above named individual (the “Participant”), pursuant to the Company’s 2004 Equity Incentive Plan (as from time to time in effect, the “Plan”). Under the Stock Option, the Participant may purchase, from the Company during the period commencing on the Grant Date set forth above, and expiring on the Expiration Date set forth above (“Expiration Date”), the aggregate number of shares set forth above (the “Shares”) of the Common Stock of the Company at the price per Share set forth above (the “Grant Price”), all in accordance with and subject to the following terms and conditions:

1.
Vesting. The term “vest” as used herein with respect to the Stock Option or any portion thereof means to become exercisable and the term “vested” with respect to the Stock Option (or any portion thereof) means that the Stock Option (or portion thereof) is then exercisable. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as provided for in Exhibit A hereto.
2.
Exercise of Stock Option. Each election to exercise the Stock Option shall be made, in the manner prescribed by the Company, with the third party stock plan administrator appointed by the Company, by the Participant or the Participant's executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom the Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”) and received by the third party stock plan administrator, accompanied by this Agreement and payment in full as provided in the Plan. The purchase price shall be paid to the third party stock plan administrator appointed by the Company by either (i) delivery of cash or check; (ii) wire transfer; or (iii) through a broker-assisted cashless exercise program implemented in connection with the Plan. In the event that the Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Stock Option. Subject to such earlier exercise periods as are set forth in Exhibit A, the latest date on which the Stock Option or any portion thereof may be exercised is the Expiration Date and, if not exercised by such date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.
3.
Restrictions on Transfer of Shares. If at the time the Stock Option is exercised the Company or any of its stockholders is a party to any agreement restricting the transfer of any outstanding shares of the Company’s Common Stock, the Administrator may provide that the Stock Option may be exercised only if the Shares so acquired are made subject to the transfer restrictions set forth in that agreement (or if more than one such agreement is then in effect, the agreement or agreements specified by the Administrator).
4.
Withholding; Agreement to Provide Security. The Company will not deliver Shares being purchased upon any exercise of the Stock Option unless it has received payment in a form acceptable to the Company for all applicable withholding taxes (or the Participant makes other arrangements satisfactory to the Company for the payment of such taxes).
5.
Nontransferability of Stock Option. The Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).
6.
Provisions of the Plan. The Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of the Stock Option is available from the Company. By exercising all or any part of the Stock Option, the Participant agrees to be bound by the terms of the Plan and this Agreement. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.
7.
Non-Statutory Option. The Stock Option evidenced by this Agreement is intended to be, and is hereby designated, a non-statutory option, that is, an option that does not qualify as an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

8.
Clawback. As a condition to the Participant’s receipt of this Stock Option, and his or her right to receive and retain any amounts paid or delivered thereunder or exercise such Stock Option, the Participant expressly acknowledges and agrees to and reaffirms all continuing obligations and duties the Participant has under a Restrictive Covenant Agreement (as defined below) and any other obligations and duties which the Participant has to or in respect of the Company or any of its Affiliates. In the event the Participant breaches a Restrictive Covenant Agreement at any time during the Participant’s employment or service with the Company or within the time period set forth in the Restrictive Covenant Agreement following the termination of his or her employment or service, then without limiting any other remedies available to the Company or its Affiliates (including, without limitation, remedies involving injunctive relief), the Participant shall immediately forfeit any remaining unvested portion of the Stock Option and the Participant shall be required to return to the Company all Shares previously issued in respect of the Stock Option (net of exercise price paid) to the extent the Participant continues to own such Shares or, if the Participant no longer owns such Shares, the Participant shall be required to repay to the Company the pre-tax cash value of such Shares calculated based on the fair market value of such Shares on the date such Shares were issued to the Participant in respect of the Stock Option. As used herein, “Restrictive Covenant Agreement” means any agreement between the Participant and the Company or its Affiliates (including, without limitation, any agreement relating to employment and post-employment competition) subjecting the Participant to confidentiality, non-disparagement, non-solicitation, non-hire, non-competition and/or other restrictive covenants in favor of the Company or its Affiliates. For the avoidance of doubt, this Agreement and the Plan do not supersede any Restrictive Covenant Agreement or employment or other individual agreement between the Participant and the Company or its Affiliates. By accepting this Stock Option, the Participant further expressly acknowledges and agrees that his or her rights under this Stock Option, and those of any permitted transferee of this Stock Option, including the right to any Shares acquired under this Stock Option or proceeds from the disposition thereof, are subject to any applicable clawback or incentive compensation recovery policy of the Company as may be in effect from time to time. Nothing in the preceding sentence shall be construed as limiting the general application of Section 6 of this Agreement.

9.
Governing Law. The Stock Option is governed by, and subject to, the laws of the State of Delaware, as provided in the Plan. For purposes of litigating any dispute that arises under this Agreement or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, agree that such litigation shall be conducted in the courts of Delaware, or the federal courts for the United States for the District of Delaware, where this grant is made and/or to be performed.

10.
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Option and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
11.
Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

DOMINO’S PIZZA, INC.

_____________________________________

Name: Russell J. Weiner

Title: Chief Executive Officer

Dated:

Acknowledged and Agreed:

By: _______________________________________

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